EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.’s 333-122686, 333-68844, 333-52042, 333-61855, 333-28423 and 33-85664) of Fiberstars, Inc. of our reports dated February 14, 2003, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 24, 2005